                                                                 EXHIBIT 10 (j)


                                   GUARANTEE


          The undersigned (the "Guarantor") hereby unconditionally guarantees, on a senior subordinated basis, jointly and severally with all other guarantors under the Indenture dated as of July 15, 1996 between Pierce Leahy Corp., a Pennsylvania corporation, and United States Trust Company of New York, as trustee (as amended, restated or supplemented from time to time, the "Indenture"), to the extent set forth in the Indenture and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal, and premium, if any, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Noteholders or the Trustee, all in accordance with the terms set forth in Article 10 of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

          Capitalized terms used but not defined are as defined in the Indenture.

          The obligations of the Guarantor to the Noteholders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee.


                              ADVANCED BOX, INC.


Dated: April 6, 1998          By: /s/ Lisa G. Goldschmidt
                                 -------------------------------
                                 Lisa G. Goldschmidt, President